                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment
No. 29 to the Registration Statement on Form N1-A of our report dated February
9, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of the Equity
Growth Fund, Income & Growth Fund, Small Cap Quantitative Fund, Global Gold
Fund, Global Natural Resources Fund, and Utilities Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent
Accountants" and "Financial Statements" in such Registration Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
April 16, 2001